Exhibit 10.8(e)
AMENDMENT NUMBER FIVE
TO THE
TELEPHONE AND DATA SYSTEMS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
WHEREAS, Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), has heretofore adopted and maintains for the benefit of eligible employees of the Company and certain subsidiaries of the Company a supplemental executive retirement plan designated the “Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan” (the “Plan”);
WHEREAS, the Plan was most recently amended and restated, effective as of January 1, 2009, and subsequently amended by Amendments Number One, Two, Three and Four thereto;
WHEREAS, the Company desires to further amend the Plan (i) to provide that no individual will commence participation in the Plan on or after January 1, 2026, (ii) to provide that no employer credits or contributions will be made to the Plan for any plan year beginning on or after January 1, 2026, and (iii) to update the names of certain participating employers; and
WHEREAS, the Company has determined that such amendment will not reduce or otherwise adversely affect the rights of participants or beneficiaries with respect to amounts accrued under the Plan as of the date of this amendment.
NOW, THEREFORE, pursuant to the power of amendment contained in Section 6.1 of the Plan, the Plan is hereby amended, effective as of December 31, 2025, as follows:
1.    Section 1.1 hereby is amended to add the following new sentence immediately prior to the last sentence thereof:
Notwithstanding the foregoing or any other provision of this Plan, effective as of January 1, 2026, this Plan shall be frozen, meaning that (i) no individual may become a Participant in this Plan on or after January 1, 2026, and (ii) no Employer credits or contributions shall be made or other benefits provided under this Plan on behalf of any Participant for Plan Years beginning on or after January 1, 2026 (provided, however, that assumed earnings shall continue to be credited to Participant accounts pursuant to Section 2.3 of this Plan).
2.    The Plan hereby is amended (i) to delete the definition of “USCC” set forth therein, (ii) to add thereto the following new definition of “Array” as Section 1.2(a), (iii) to reletter all definitions within Section 1.2 and all references thereto accordingly and (iv) to replace the term “USCC” with “Array” each time it appears therein:
(a) “Array” means Array Digital Infrastructure, Inc., a Delaware corporation (prior to August 1, 2025, United States Cellular Corporation, a Delaware corporation), and any entity which shall succeed to the business thereof and adopt this Plan pursuant to Section 4.6.
3.    Section 1.2(o) (as renumbered pursuant to item 2 above) hereby is amended to read as follows:
(o) “Telecom” means TDS Telecommunications LLC, a Delaware limited liability company (prior to October 31, 2017, TDS Telecommunications Corporation, a Delaware corporation), and any entity which shall succeed to the business thereof and adopt this Plan pursuant to Section 4.6.
4.    Section 2.1 hereby is amended to add the following new sentence at the end thereof:
Notwithstanding the foregoing or any other provision of this Plan, no individual shall commence participation in this Plan on or after January 1, 2026.
5.     Section 2.2 hereby is amended to add the following new sentence at the end thereof:
Notwithstanding the foregoing or any other provision of this Plan, no Employer credits or contributions shall be made or other benefits provided under this Plan pursuant to this Section 2.2 on behalf of any Participant for Plan Years beginning on or after January 1, 2026.
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IN WITNESS WHEREOF, the Company has caused this Amendment Number Five to be executed by its duly authorized officers this 8th day of December, 2025.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ Walter C.D. Carlson
Walter C.D. Carlson
Chief Executive Officer

By:	/s/ AnnMarie Kreitzer
AnnMarie Kreitzer
Senior Vice President Human Resources